Exhibit 10.29

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

     This Second Amendment to Revolving Credit Agreement (this “Second Amendment”) amends that certain Revolving Credit Agreement (as amended, the “Credit Agreement”) dated as of December 31, 2003, and is made and entered into as of the 14th day of April, 2004 by and among FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP (“FPLP”), certain other borrowers, FLEET NATIONAL BANK (“Fleet”), a national banking association, having its principal place of business at 100 Federal Street, Boston, Massachusetts 02109 and KEYBANK NATIONAL ASSOCIATION (collectively with Fleet, the “Banks”) and FLEET NATIONAL BANK, as managing administrative agent for itself and each other Bank.

     WHEREAS, the Banks and the Borrower have determined to make certain amendments to the Credit Agreement, as set forth herein.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration by each of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.	Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

2.	The definition of “Consolidated Tangible Net Worth” contained in Section 1 of the Credit Agreement is amended by inserting the following new proviso at the end thereof:

”, provided that any amounts attributable to Real Estate Assets that are required to be reported as “intangibles” under GAAP pursuant to Financial Accounting Standards Board Statement of Policy No. 141 and 142 shall be permitted to be added back to “tangible property” for purposes of calculating such Consolidated tangible net worth.”

3.	Section 9.1(j) of the Credit Agreement is amended to read in its entirety as follows:

"(j) (x) Recourse Indebtedness of the Borrower incurred after the Closing Date (other than relating to the Collateral Properties) in connection with the acquisition of a real estate asset and having a term of not more than 6 months, and (y) Recourse Indebtedness of the Borrower incurred after the Closing Date (other than relating to the Collateral Properties) in connection with the construction of or renovation of improvements on any Real Estate Asset, provided that at the time any such Indebtedness under clause (x) or (y) is incurred and after giving effect thereto, there exists no Default or Event of Default hereunder;”

4.	Section 10.1 of the Credit Agreement is amended by inserting, after the first sentence contained therein, the following new sentence:

“Notwithstanding the foregoing, through the fiscal quarter ending September 30, 2004, the reference to “65%” in the preceding sentence shall be deemed to be a reference to “75%”, provided that in the event that such Consolidated Total Leverage Ratio exceeds 65% at any time prior to September 30, 2004, the Applicable Libor Margin and the Applicable Base Rate Margin shall be deemed to be 3.50% and 1.50%, respectively, during such time (notwithstanding the provisions of Section 2.3(c)).”

5.	The Borrower hereby represents and warrants as follows:

(a) Representations in Credit Agreement. Both before and after giving effect to this Second Amendment, each of the representations and warranties made by or on behalf of the Borrower, the Trust or any of their respective Subsidiaries contained in the Credit Agreement or any of the other Loan Documents, was true when made and is true on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made on the date hereof and in this Second Amendment, except to the extent that such representations and warranties relate expressly to an earlier date.

(b) No Events of Default. No Default or Event of Default exists on the date hereof (both before and after giving effect to this Second Amendment).

(c) Binding Effect of Documents. This Second Amendment has been duly executed and delivered by the Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

6.	Provisions of General Application.

(a) No Other Changes. Except as otherwise expressly provided by this Second Amendment, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents remain unaltered. The Credit Agreement and this Second Amendment shall be read and construed as one agreement.

(b) Governing Law. This Second Amendment is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of the State of New York. This Second Amendment and the rights and obligations of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York (without regard to conflicts of laws provisions).

(c) Binding Effect; Assignment. This Second Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

(d) Counterparts. This Second Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Second Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

(e) Conflict with Other Agreements. If any of the terms of this Second Amendment shall conflict in any respect with any of the terms of any of the Credit Agreement or any other Loan Document, the terms of this Second Amendment shall be controlling.

(f) Condition Precedent. The effectiveness of this Second Amendment is subject to the condition precedent that the Agent shall have received, in form and substance satisfactory to it, an executed original of this Second Amendment from each Borrower, the Trust and each of the Lenders.

     WITNESS the execution hereof, under seal, as of the day and year first written above.

FLEET NATIONAL BANK,
individually and as Managing Administrative
Agent

By:	/s/ Daniel Sibert

Name:
Title:

KEYBANK NATIONAL ASSOCIATION,
Individually

By:	/s/ John Scott

Name: John Scott
Title: Vice President

FIRST POTOMAC REALTY INVESTMENT
LIMITED PARTNERSHIP

By:	First Potomac Realty Trust., its sole general
partner

	By: /s/ Barry H. Bass	(SEAL)

Name:
Title:

[insert Bren Mar, if applicable]

ACCEPTED AND AGREED:

FIRST POTOMAC REALTY TRUST, Guarantor

By: /s/ Barry H. Bass	(SEAL)

Name:
Title: